Exhibit 10.11.4.1

150 North Orange Grove Boulevard

Pasadena, California 91103

Phone 626 304-2000

Fax 626 577 5338

December 14, 2010

Mr. Daniel R. O’Bryant
Executive Vice President, Business Development
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103

Dear Mr. O’Bryant:

Reference is made to the Avery Dennison Corporation Supplemental Executive Retirement Plan (as amended and restated, the “SERP”) and that certain Letter of Grant as of January 1, 2009, by and between Avery Dennison Corporation (the “Company”) and you (the “Letter of Grant”). Capitalized terms used but not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings assigned to them in the Letter of Grant.

Notwithstanding anything to the contrary in the SERP or the Letter of Grant, effective as of December 31, 2010 (the “Effective Date”), for purposes of calculating your SERP Benefit for any Benefit Commencement Date following the Effective Date, your Average Compensation shall be $1,129,800 (which is equal to your Average Compensation as of the Effective Date).

Except as otherwise set forth in this Letter Agreement, the terms and provisions of the SERP and the Letter of Grant (including, for the avoidance of doubt, the calculation of the Specified Formula Reductions and any applicable reductions to the SERP Benefit for early commencement of payment) shall remain in full force and effect following the Effective Date.

This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing below. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety, fully understand and agree to its terms and provisions, and intend and agree that it be final and legally binding.

Very truly yours,

AVERY DENNISON CORPORATION

By:	/s/ David E. I. Pyott

David E. I. Pyott Chairman of the Compensation and Executive Personnel Committee

Agreed and acknowledged as of the date first above written:

/s/ Daniel R. O’Bryant
Daniel R. O’Bryant